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                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                              February 28, 2005

WaMu Asset Acceptance Corp.
201 Third Avenue, WMT 1706A,
Seattle, Washington 98101

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, to be filed by WaMu Asset Acceptance Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Pass-Through Certificates and Mortgage Trust Certificates (each, the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued by a separate trust to be formed by the Registrant (each, a "Trust") pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

         Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered against payment therefor as described in the Registration Statement and the Issuing Documentation relating to such Series, the Certificates of such Series, if any Certificates are issued, will be legally issued, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the related Issuing Documentation, and the Notes of such Series, if any Notes are issued, will be legally issued and entitled to the benefits of the related indenture and will constitute valid and binding obligations of the related Trust, enforceable against such Trust in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or









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affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         The foregoing opinion is limited to matters arising under the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporate Law (8 Del. Code 'SS''SS' 101-398, the "Delaware General Corporate Law"). We are not licensed to practice law in the State of Delaware, and our opinions with respect to the Delaware General Corporate Law are based solely on a review of a standard compilation of the Delaware General Corporate Law. Further, we express no opinion as to the laws, rules or regulations of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or as to any matters arising thereunder or relating thereto.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                       Very truly yours,


                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                       ORRICK, HERRINGTON & SUTCLIFFE LLP






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